As filed with the Securities and Exchange Commission on March 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Adicet Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3305277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Boylston Street, 13th Floor

Boston, MA 02116

(857) 315-5528

(Address of Principal Executive Offices)

Adicet Bio, Inc. 2018 Stock Option and Incentive Plan

Adicet Bio, Inc. 2018 Employee Stock Purchase Plan

(Full Title of the Plans)
______________________________________________________________

Chen Schor

President and Chief Executive Officer

Adicet Bio, Inc.

500 Boylston Street, 13th Floor

Boston, MA 02116

(857) 315-5528

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danielle Lauzon, Esq.

Mitchell S. Bloom, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer x	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	787,089 shares(2)	$14.77 (3)	$11,625,304.53 (3)	$1,268.33 (3)
Common Stock, $0.0001 par value per share	77,703 shares(4)	$12.56 (5)	$ 975,949.68 (5)	$ 106.48 (5)
Total	864,792 shares		$12,601,254.21	$1,374,81

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.0001 par value per share (“Common Stock”) which become issuable under the Registrant’s 2018 Stock Option and Incentive Plan (the “2018 Plan”) and the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock..

(2)

Represents shares of Common Stock that were added to the shares authorized for issuance under the 2018 Plan, effective as of January 1, 2021 pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 Plan on January 1 of each year.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and 457(h) of the Securities Act and based upon the average of the high and low prices reported for the Common Stock on the Nasdaq Global Select Market on March 10, 2020.

(4)

Represents shares of Common Stock that were added to the shares authorized for issuance under the 2018 ESPP, effective as of January 1, 2021 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 ESPP on January 1 of each year.

(5)

The price of $12.56 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Market on March 10, 2021, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price. Pursuant to the 2018 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 787,089 shares of common stock, par value $0.0001 per share (“Common Stock”) of Adicet Bio, Inc. (the “Registrant”)  to be issued under the Registrant’s 2018 Stock Option and Incentive Plan (the “2018 Plan”) and (ii) an additional 77,703 shares of Common Stock of the Registrant to be issued under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”), for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective.

These additional shares are of the same class as other securities relating to the 2018 Plan and 2018 ESPP for which the Registrant’s Registration Statement on Form S-8 (File No. 333-222746) filed with the Commission on January 29, 2018 is effective.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-222746) filed with the Commission on January 29, 2018 is incorporated by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements is presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-222373) filed on January 16, 2018).

4.2

Third Amended and Restated Certificate of Incorporation of the Registrant (as currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on January 30, 2018).

4.3

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation Of resTORbio, Inc. related to the Reverse Stock Split, dated September 15, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on September 16, 2020).

4.4

Certificate of Amendment of Third Amended and Restated Certificate of Incorporation Of resTORbio, Inc. related to the Name Change, dated September 15, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on September 16, 2020).

4.5

Amended and Restated Bylaws (as currently in effect) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38359) filed with the SEC on January 30, 2018).

4.6

Amended and Restated Investors’ Rights Agreement, dated as of November 29, 2017, among the Registrant and the other parties thereto (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 filed with the SEC on December 29, 2017).

4.7

Registration Rights Agreement, dated February 12, 2021, by and among the Registrant and the Investors named therein (incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K (File No. 001-38359) filed with the SEC on March 12, 2021).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page)
99.1

2018 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1/A filed with the SEC on January 16, 2018)

99.2	2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1/A filed with the SEC on January 16, 2018)

__________________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on the 12th day of March, 2021.

ADICET BIO, INC.

By:	/s/ Chen Schor
Chen Schor
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Chen Schor and Nick Harvey as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Chen Schor	Director, President, Chief Executive Officer	March 12, 2021
Chen Schor	(Principal Executive Officer)

/s/ Nick Harvey	Chief Financial Officer	March 12, 2021
Nick Harvey	(Principal Financial and Accounting Officer)

/s/ Jeffrey Chodakewitz	Director	March 12, 2021
Jeffrey Chodakewitz

/s/ Steve Dubin	Director	March 12, 2021
Steve Dubin

/s/ Carl Gordon	Director	March 12, 2021
Carl Gordon

/s/ Aya Jakobovits	Director	March 12, 2021
Aya Jakobovits

/s/ Bastiano Sana	Director	March 12, 2021
Bastiano Sana

/s/ Andrew Sinclair	Director	March 12, 2021
Andrew Sinclair